Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Farmers and Merchants Bancshares, Inc. of our report dated March 26, 2026 relating to the consolidated financial statements of Farmers and Merchants Bancshares, Inc., appearing in the Annual Report on Form 10-K of Farmers and Merchants Bancshares, Inc. for the year ended December 31, 2025.

/s/ Yount, Hyde & Barbour, P.C.

Richmond, Virginia

May 15, 2026